UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 6, 2009

WHITNEY INFORMATION NETWORK, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-27403	84-1475486
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1612 East Cape Coral Parkway, Cape Coral Florida 33904

(Address of principal executive offices)

(239) 542-0643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2009, the Board of Directors of Whitney Information Network, Inc. (the “Company”) appointed Allan D. Weingarten a director of the Company.  In addition, Mr. Weingarten was appointed as Chairman of the Audit Committee of the Board of Directors.  Mr. Weingarten will be paid fees consistent with the fees to be received by the existing independent directors for service as members of the Board of Directors of the Company.

Mr. Weingarten was the Senior Vice President, Chief Financial Officer of Jacuzzi Brands, Inc. (a New York Stock Exchange company with annual revenues in excess of $1 billion) from January 2001 to May 2003.  Prior to joining Jacuzzi Brands, Inc., from 1995 to 2000, Mr. Weingarten was a business consultant for manufacturing, service and telecommunications companies.  From 1972 to 1995, Mr. Weingarten was a partner at Ernst & Young LLP.  Mr. Weingarten currently serves as a director and Chairman of the Audit Committee of Wayside Technology Group, Inc., a direct marketer of software for microcomputers, servers and networks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 9, 2009	WHITNEY INFORMATION NETWORK, INC.

/s/ Anne M. Donoho
Anne M. Donoho
Chief Financial Officer
(Principal Financial Officer)